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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in this registration statement of PRI Automation, Inc. (the "Company") on Form S-8 of our report dated November 6, 1996, on our audit of the consolidated financial statements of the Company as of September 30, 1996 and 1995, and for each of the three years in the period ended September 30, 1996, which report is included in the Company's 1996 Annual Report on Form 10-K.



                                                 Coopers & Lybrand L.L.P.


                                                 /s/ Coopers & Lybrand L.L.P.
                                                 ------------------------------

Boston, Massachusetts
November 25, 1997